For Release July 27, 2006 5:00 p.m. EDT	Contacts: Media: Nancy Ledford 423-229-5264 / nledford@eastman.com Investors: Greg Riddle 212-835-1620 / griddle@eastman.com

Eastman Announces Second-Quarter 2006 Financial Results

KINGSPORT, Tenn., July 27, 2006 - Eastman Chemical Company (NYSE:EMN) today announced earnings of $1.37 per diluted share for second quarter 2006 versus earnings of $2.51 per diluted share for second quarter 2005. Excluding the items described in the table below, second-quarter 2006 earnings were $1.40 per diluted share, while second-quarter 2005 earnings were $1.59 per diluted share. For reconciliation to reported earnings per diluted share, see Table 5 in the accompanying second-quarter 2006 financial tables.

"In the second quarter, we continued to deliver strong earnings reflecting the value of our broad base of businesses," said Brian Ferguson, chairman and CEO. "These results are despite high and volatile raw material and energy costs as well as continued challenging conditions for global PET polymers product lines."

(In millions, except per share amounts)	2Q2006	2Q2005
Sales revenue	$1,929	$1,752
Earnings per diluted share	$1.37	$2.51
Earnings per diluted share excluding asset impairments and restructuring charges, a gain on sale of investment in Genencor and early extinguishment of debt costs*	$1.40	$1.59
Net cash provided by operating activities	$126	$108

* For reconciliation to reported operating earnings and earnings per diluted share, see Table 5 in the accompanying second-quarter 2006 financial tables.

Sales revenue for second quarter 2006 was $1.9 billion, a 10 percent increase over second quarter 2005. The increase in sales revenue was due to higher sales volume and higher selling prices.

Operating earnings in second quarter 2006 were $190 million compared with operating earnings in second quarter 2005 of $203 million. Excluding asset impairments and restructuring charges for both periods, operating earnings were $193 million in second quarter 2006 compared with $213 million in second quarter 2005. The year-over-year decline was due primarily to lower operating earnings in the performance polymers segment. The company's second-quarter 2006 raw material and energy costs increased by approximately $125 million compared with second quarter 2005.

Segment Results 2Q 2006 versus 2Q 2005

Coatings, Adhesives, Specialty Polymers and Inks - Sales revenue increased by 11 percent primarily due to higher selling prices, particularly in the adhesives product lines, and higher sales volume, particularly in the coatings product lines. The higher selling prices in the adhesives product lines were in response to higher raw material and energy costs, while the increased sales volume in the coatings product lines was attributed to strengthened end-market demand. Operating earnings increased as higher selling prices and higher sales volume were partially offset by higher raw material and energy costs.

Fibers - Sales revenue increased by 16 percent due to higher selling prices and higher sales volume. The higher selling prices were in response to higher raw material and energy costs as well as continued strong demand for and limited supply of acetate yarn and acetyl chemical products. Operating earnings increased as higher selling prices and higher sales volume more than offset higher raw material and energy costs.

Performance Chemicals and Intermediates - Sales revenue increased by 14 percent due to higher selling prices and higher sales volume. The higher selling prices, particularly for the intermediates product lines, were in response to higher raw material and energy costs. Operating earnings increased as higher selling prices and higher sales volume offset higher raw material and energy costs.

Performance Polymers - Sales revenue increased by 5 percent primarily due to higher sales volume. The higher sales volume, particularly for PET polymers in Latin America and Europe, was partially offset by lower sales volume for PET polymers in North America due to continued above historical levels of Asian imports into the region. Operating earnings for the segment declined due primarily to higher raw material and energy costs and lower selling prices for PET polymers globally.

Specialty Plastics - Sales revenue increased by 12 percent due to higher sales volume and higher selling prices. The higher sales volume was driven by continued market development efforts, particularly in copolyester product lines. Selling prices increased to offset higher raw material and energy costs with increases limited by competitive industry dynamics. Operating earnings declined due to an increase in expenditures related to growth efforts, including the company's copolyester technology innovation with the expectation that the first family of such products will be introduced in 2007.

Cash Flow

Eastman generated $126 million in cash from operating activities during second quarter 2006 primarily due to continued strong net earnings. During the quarter, the company contributed $30 million to its U.S. defined benefit pension plan and continues to expect a full-year 2006 contribution of $75 million. The company's priorities for use of available cash continue to be to pay the dividend and to fund targeted growth initiatives and its defined benefit pension plans.

Outlook

Commenting on the outlook for the second half of the year, Ferguson said, "We expect continued solid results from our strong base of businesses. In addition, we anticipate high and volatile raw material and energy costs, particularly for paraxylene and propane. We also expect sales volume to be somewhat lower due to normal seasonality and planned maintenance. As a result, we expect full-year 2006 net earnings per share to follow our typical pattern of about 60 percent in the first half and about 40 percent in the second half."

Eastman will host a conference call with industry analysts on July 28 at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Event Information, Audio Archives. To listen via telephone, the dial-in number is 913-981-5571, passcode number 3311437. A telephone replay will be available continuously from 11:00 a.m. EDT, July 28, to 12:00 midnight EDT, Aug. 4, at 888-203-1112, passcode number 3311437.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is the world’s largest producer of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2005 sales of $7 billion and approximately 12,000 employees. For more information about Eastman and its products, visit www.eastman.com.
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Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future raw material and energy costs; sales volume, and earnings for the company and for certain segments and product lines; uses of available cash; and development and introduction of new technologies and products. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q filed for first quarter 2006 and the Form 10-Q to be filed for second quarter 2006, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

FINANCIAL INFORMATION
July 27, 2006

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 28, 2006.

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	Second Quarter		First Six Months
(Dollars in millions, except per share amounts)	2006	2005	2006	2005

Sales	$1,929	$1,752	$3,732	$3,514
Cost of sales	1,579	1,378	3,051	2,741
Gross profit	350	374	681	773

Selling, general and administrative expenses	113	122	211	231
Research and development expenses	44	39	86	78
Asset impairments and restructuring charges, net	3	10	10	19
Other operating income	--	--	--	(2)
Operating earnings	190	203	374	447

Interest expense, net	21	24	41	54
Income from equity investment in Genencor	--	(171)	--	(173)
Early debt extinguishment costs	--	46	--	46
Other (income) charges, net	(2)	--	(3)	(1)
Earnings before income taxes	171	304	336	521
Provision for income taxes	57	98	117	153
Net earnings	$114	$206	$219	$368

Earnings per share
Basic	$1.39	$2.55	$2.68	$4.59
Diluted	$1.37	$2.51	$2.64	$4.52

Shares (in millions) outstanding at end of period	82.7	81.5	82.7	81.5

Shares (in millions) used for earnings per share calculation
Basic	81.9	80.7	81.7	80.1
Diluted	83.0	82.0	82.7	81.5

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 2A - OTHER SALES INFORMATION

	Second Quarter		First Six Months
(Dollars in millions)	2006	2005	2006	2005
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$362	$325	$711	$644
Fibers	238	205	468	405
Performance Chemicals and Intermediates	453	397	864	786
Performance Polymers	674	642	1,300	1,298
Specialty Plastics	202	180	389	357
Total Sales by Segment	1,929	1,749	3,732	3,490
Other	--	3	--	24
Total Eastman Chemical Company	$1,929	$1,752	$3,732	$3,514

TABLE 2B - SALES REVENUE CHANGE

Second Quarter, 2006 Compared to Second Quarter, 2005
Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	11%	3%	8%	1%	(1) %
Fibers	16%	4%	9%	3%	-- %
Performance Chemicals and Intermediates	14%	4%	9%	1%	-- %
Performance Polymers	5%	6%	(1) %	-- %	-- %
Specialty Plastics	12%	9%	5%	(1) %	(1) %

Total Eastman Chemical Company	10%	5%	5%	-- %	-- %

First Six Months, 2006 Compared to First Six Months, 2005
Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	10%	1%	9%	1%	(1) %
Fibers	16%	11%	10%	(5) %	-- %
Performance Chemicals and Intermediates	10%	(1) %	10%	1%	-- %
Performance Polymers	-- %	2%	(2) %	1%	(1) %
Specialty Plastics	9%	6%	6%	(1) %	(2) %

Total Eastman Chemical Company	6%	3%	5%	(1) %	(1) %

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 2C - PERCENTAGE GROWTH IN SALES VOLUME

Second Quarter, 2006 Compared to Second Quarter, 2005

Coatings, Adhesives, Specialty Polymers, and Inks	3%
Fibers	4%
Performance Chemicals and Intermediates	4%
Performance Polymers	5%
Specialty Plastics	9%

Total Eastman Chemical Company	4%

First Six Months, 2006 Compared to First Six Months, 2005

Coatings, Adhesives, Specialty Polymers, and Inks	1%
Fibers	11%
Performance Chemicals and Intermediates	(1) %
Performance Polymers	2%
Specialty Plastics	6%

Total Eastman Chemical Company	2%

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Second Quarter		First Six Months
(Dollars in millions)	2006	2005	2006	2005
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$68	$64	$123	$131
Asset impairments and restructuring charges	1	1	8	2
Other operating income	--	--	--	(2)

Fibers
Operating earnings	61	47	127	95

Performance Chemicals and Intermediates
Operating earnings	47	43	88	88
Asset impairments and restructuring charges	--	--	--	4

Performance Polymers
Operating earnings	12	50	29	134

Specialty Plastics
Operating earnings	14	21	32	42

Total Operating Earnings by Segment and Certain Items
Total operating earnings	202	225	399	490
Total asset impairments and restructuring charges	1	1	8	6
Total other operating income	--	--	--	(2)

Other
Operating loss	(12)	(22)	(25)	(43)
Asset impairments and restructuring charges	2	9	2	13

Total Eastman Chemical Company
Total operating earnings	$190	$203	$374	$447
Total asset impairments and restructuring charges	3	10	10	19
Total other operating income	--	--	--	(2)

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 4A - SALES BY REGION

	Second Quarter		First Six Months
(Dollars in millions)	2006	2005	2006	2005

Sales by Region
United States and Canada	$1,094	$1,006	$2,167	$2,016
Europe, Middle East, and Africa	384	351	709	719
Asia Pacific	248	231	459	450
Latin America	203	164	397	329
	$1,929	$1,752	$3,732	$3,514

TABLE 4B - PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Second Quarter	First Six Months
Regional sales volume growth
United States and Canada	1%	-- %
Europe, Middle East, and Africa	5%	(1) %
Asia Pacific	3%	(3) %
Latin America	33%	29%

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 5 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS
	Second Quarter 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$190	$171	$114	$1.37

Certain Items:
Asset impairments and restructuring charges	3	3	2	0.03
Excluding certain items	$193	$174	$116	$1.40

	Second Quarter 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$203	$304	$206	$2.51

Certain Items:
Asset impairments and restructuring charges	10	10	7	0.08
Early extinguishment of debt costs	--	46	28	0.35
Gain on sale of investment in Genencor	--	(171)	(111)	(1.35)
Excluding certain items	$213	$189	$130	$1.59

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 5 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS (CONTINUED)
	First Six Months 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$374	$336	$219	$2.64

Certain Items:
Asset impairments and restructuring charges	10	10	9	0.12
Excluding certain items	$384	$346	$228	$2.76

	First Six Months 2005
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net earnings per diluted share

As reported	$447	$521	$368	$4.52

Certain Items:
Asset impairments and restructuring charges	19	19	13	0.13
Other operating income	(2)	(2)	(1)	(0.01)
Net deferred tax benefit related to sale of certain businesses, product lines, and assets in the CASPI segment	--	--	(12)	(0.14)
Early extinguishment of debt costs	--	46	28	0.35
Gain on sale of investment in Genencor	--	(171)	(111)	(1.35)
Excluding certain items	$464	$413	$285	$3.50

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 6 - STATEMENTS OF CASH FLOWS

	First Six Months
(Dollars in millions)	2006	2005

Cash flows from operating activities
Net earnings	$219	$368

Adjustments to reconcile net earnings to net cash provided by operating activities:
Income from equity investment in Genencor	--	(173)
Depreciation and amortization	150	153
Early debt extinguishment costs	--	46
Asset impairments	8	1
Provision for deferred income taxes	29	67
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(156)	(38)
(Increase) decrease in inventories	(49)	(173)
Increase (decrease) in trade payables	59	22
Increase (decrease) in liabilities for employee benefits and incentive pay	(74)	(46)
Other items, net	(23)	(16)

Net cash provided by operating activities	163	211

Cash flows from investing activities
Proceeds from sale of equity investment in Genencor, net	--	417
Additions to properties and equipment	(169)	(124)
Proceeds from sale of assets and investments	11	50
Additions to capitalized software	(8)	(6)
Other items, net	(1)	(2)

Net cash provided by (used in) investing activities	(167)	335

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other short-term borrowings	23	(104)
Repayment of borrowings	--	(544)
Dividends paid to stockholders	(72)	(70)
Proceeds from stock option exercises and other items	24	90

Net cash provided by (used in) financing activities	(25)	(628)

Effect of exchange rate changes on cash & cash equivalents	2	(2)

Net change in cash and cash equivalents	(27)	(84)

Cash and cash equivalents at beginning of period	524	325

Cash and cash equivalents at end of period	$497	$241

EASTMAN CHEMICAL COMPANY - EMN	July 27, 2006
5:00 PM EDT

TABLE 7 - SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2006	2005

Current Assets	$2,118	$1,924

Net Properties	3,209	3,162

Other Assets	675	687

Total Assets	$6,002	$5,773

Payables and Other Current Liabilities	$1,050	$1,047

Short-term Borrowings	3	4

Long-term Borrowings	1,581	1,621

Other Liabilities	1,516	1,489

Stockholders’ Equity	1,852	1,612

Total Liabilities and Stockholders’ Equity	$6,002	$5,773